Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82081 and No. 33-72372) of Flowserve Corporation of our report dated June 27, 2003 relating to the financial statements of the Flowserve Corporation Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
June 30, 2003

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